EXHIBIT 3.3

                      INSIGNIA PROPERTIES TRUST

                     THIRD AMENDED AND RESTATED

                               BYLAWS

                     Effective December 7, 1998


                              ARTICLE I

                               OFFICES

            Section 1. PRINCIPAL OFFICE. The principal office of the Trust shall be located at such place or places as the Trustees may designate.

            Section 2. ADDITIONAL OFFICES. The Trust may have additional offices at such places as the Trustees may from time to time determine or the business of the Trust may require.

            Section 3. FISCAL AND TAXABLE YEARS. The fiscal and taxable years of the Trust shall begin on January 1 and end on December 31.


                             ARTICLE II

                      MEETINGS OF SHAREHOLDERS

            Section 1. PLACE. All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be stated in the notice of the meeting.

            Section 2. ANNUAL MEETING. An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held each year, at a convenient location and on proper notice, on the date and at the time set by the Trustees. The Trust shall use its efforts to hold its annual meeting before June 30 of each year. Failure to hold an annual meeting at all or on a timely basis does not invalidate the Trust's existence or affect any otherwise valid acts of the Trust.

            Section 3. SPECIAL MEETINGS. The Chairman of the Board or the President may call special meetings of the shareholders. Special meetings of shareholders may also be called by a majority of the Trustees or by the secretary upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment by such shareholders to the Trust of such costs, the secretary shall give notice to each shareholder entitled to notice of the meeting.

            Section 4. NOTICE. Not less than ten nor more than 60 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote (but who is entitled to notice of the meeting) written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such shareholder personally or by leaving it at his or her residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid.

            Section 5. SCOPE OF NOTICE. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

            Section 6. ORGANIZATION. At every meeting of the shareholders, the Chairman of the Board, if there is one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there is one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall serve as Chairman, and the Secretary, or, in his absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries, a person appointed by the Chairman shall serve as Secretary.

            Section 7. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this Section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

            Section 8. VOTING. A majority of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required herein or by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

            Section 9. PROXIES. A shareholder may cast the votes entitled to be cast by the shares owned of record by him, her or it, either in person or by proxy executed in writing by the shareholder or by his, her or its duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Trust before or at the time of the meeting. No proxy shall be valid more than eleven months from the date of its execution, unless otherwise provided in the proxy.

            Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his, her or its name as such fiduciary, either in person or by proxy.

            Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

            The Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the resolution shall state the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Trustees consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

            Section 11. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

            Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

            Section 12. NOMINATIONS AND SHAREHOLDER BUSINESS.

            (a)   ANNUAL MEETINGS OF SHAREHOLDERS.

                  (1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in this Section 12(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
      Section 12.

                  (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause
      (iii) of paragraph (a)(1) of this Section 12, the shareholder must have given timely notice thereof in writing to the secretary of the Trust. To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the Trust not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (i) each person whom the shareholder proposes to nominate for election or reelection as a Trustee; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Trust's books, and of such beneficial owner and (y) the number of each class of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 12 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees made by the Trust at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

            (b) SPECIAL MEETINGS OF SHAREHOLDERS. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b). In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the shareholder's notice containing the information required by paragraph
(a)(2) of this Section 12 shall be delivered to the secretary at the principal executive offices of the Trust not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting.

            (c) GENERAL. Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective nomination or proposal be disregarded.

            Section 13. VOTING BY BALLOT. Voting on any question or in any election may be via voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.


                             ARTICLE III

                              TRUSTEES

            Section 1. GENERAL POWERS; QUALIFICATIONS; TRUSTEES HOLDING OVER. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify.

            Section 2. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution.

            Section 3. SPECIAL MEETINGS. Special meetings of the Trustees may be called by or at the request of the Chairman of the Board or the President or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.

            Section 4. NOTICE. Notice of any special meeting shall be given by written notice delivered personally, by overnight courier or mailed to each Trustee at his business or residence address or by telephone, telegram, telex, facsimile transmission or similar means of same day delivery. Notice personally delivered or sent by overnight courier shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. Telephone, facsimile-transmission or other same day delivery notice shall be given at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he is a party. Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

            Section 5. QUORUM. A majority of the entire Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

            The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

            Section 6. VOTING. (a) Except as provided in subsections (b) and (c) of this Section 6, the action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute or Declaration of Trust.

            (b) Notwithstanding anything in these Bylaws to the contrary, any action pertaining to any transaction involving the Trust, including the purchase, sale, lease, or mortgage of any real estate asset or any other transaction, in which a Trustee or officer of the Trust, or any Affiliate (as defined in the Declaration of Trust of the Trust) of any of the foregoing persons, has any direct or indirect interest other than solely as a result of his status as a Trustee, officer, or shareholder of the Trust, must be approved by a majority of disinterested Trustees.

            (c) Notwithstanding the general power of the Board of Trustees to manage the business and affairs of the Trust and anything else in these Bylaws to the contrary, the Board of Trustees shall not take any action and shall not permit the Trust to take any action of any nature with respect to any of the matters described in (i) through (vii) below without the approval of a majority of the Continuing Trustees (as defined below):

                  (i) Making any determination to be made with respect to, or waiver or amendment of any term or condition of, the Agreement and Plan of Merger, dated as of October 1, 1998 (the "Merger Agreement"), between Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), and the Trust;

                  (ii) Taking any action on the part of the Trust with respect to matters contemplated in Section 8.1(c)(ii) of the Merger Agreement;

                  (iii) Directing the enforcement of any employment agreements, consulting agreements, retention agreements or any restricted share agreements with employees of or consultants to the Trust, provided the agreements are in existence on October 1, 1998;

                  (iv) Approving any amendment to or waiver with respect to the Fourth Amended and Restated Agreement of Limited Partnership of Insignia Properties, L.P., a Delaware limited partnership, as the same may be amended from time to time;

                  (v) Approving any amendment to the Declaration of Trust of the Trust or these Bylaws (except for Article XIII, Section 2 which may be amended without approval of a majority of the Continuing Trustees);

                  (vi) Making any loans or advances of monies to be made by the Trust or any of its subsidiaries to AIMCO or any of its subsidiaries; and

                  (vii) Declaring dividends on any shares of beneficial ownership of the Trust.

The Continuing Trustees shall be empowered to direct the grant of up 10,000 restricted IPT shares under the Trust's 1997 Share Incentive Plan (the "Plan"), subject to the approval of the Compensation Committee to the extent required by the Plan, or to direct the payment of up to $132,500 cash compensation (any such awards of cash compensation hereunder will reduce pro rata the number of IPT shares that the Continuing Trustees may grant). The Continuing Trustees shall be entitled to retain, at the Trust's expense, their own legal, financial and other advisors as they deem appropriate. The Continuing Trustees shall be entitled to direct the Trust to make payment and to write and sign checks on behalf of the Trust, to make payment to such legal, financial and other advisors and with respect to other amounts payable by the Trust in connection with the matters described in items (i) through (vii) above. A special account of the Trust at a financial institution acceptable to the Continuing Trustees shall be made available to them and funded in such amounts as they request for that purpose. The Continuing Trustees may act by majority, with or without a meeting. The Continuing Trustees shall have the power to initiate action with respect to those matters as to which a right of approval is reserved to them under this section. Notwithstanding any other provisions of the these Bylaws, any rights of approval over actions of the Trust and any powers granted to the Continuing Trustees under these Bylaws shall terminate January 1, 2002 or, if earlier, on the date the Merger Agreement is terminated pursuant to Section 8.1(c)(iii) thereof (the earlier of such dates, the "Reshuffling Date").

            Section 7. TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting are able, at all times, to hear one another. Participation in a meeting by these means shall constitute presence in person at the meeting.

            Section 8. INFORMAL ACTION BY TRUSTEES. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by all Trustees and such written consent is filed with the minutes of proceedings of the Trustees.

            Section 9. VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than two Trustees remain). Any vacancy (including a vacancy created by removal of a Trustee or by an increase in the number of Trustees) may be filled, at any regular meeting or at any special meeting called for that purpose, by the remaining Trustees in accordance with Section 2.3 of the Declaration of Trust. Any individual so elected as Trustee shall hold office for the unexpired term of the class of Trustees to which he or she is elected. In the event that, at any time, a Continuing Trustee ceases to be a Trustee for any reason (including removal for cause), the vacancy created thereby shall be filled in accordance with the Declaration of Trust but only with an individual nominated and approved by a majority of the remaining Continuing Trustees. In the event than an AIMCO-nominated Trustee (as defined below) shall cease to be a Trustee for any reason (including removal for cause), except one whose seat is vacated by acceptance of his or her resignation as contemplated by Section 18 of this Article III, the vacancy created thereby shall be filled in accordance with the Declaration of Trust but only with an individual nominated and approved by the remaining AIMCO-nominated Trustees. A person shall be eligible for service as an AIMCO-nominated Trustee only if he or she has delivered to the Trust, in form and substance satisfactory to a majority of the Continuing Trustees, a signed and undated resignation as Trustee which will according to its terms be effective without further action by the Trust or such person when accepted by the Continuing Trustees in accordance with Section 18 of this Article III.

            Section 10. COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, may receive a fixed sum of cash and/or common shares of beneficial interest of the Trust (or options to acquire shares) per year and/or per visit to real property owned or to be acquired by the Trust and for any service or activity they performed or engaged in as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

            Section 11. REMOVAL OF TRUSTEES. The shareholders may, at any time, remove any Trustee in the manner provided in the Declaration of Trust.

            Section 12. LOSS OF DEPOSITS. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

            Section 13. SURETY BONDS. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

            Section 14. RELIANCE. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

            Section 15. NUMBER AND QUALIFICATIONS. The number of Trustees of the Trust shall be 11. The Trustees shall be classified, with respect to the terms for which they severally hold office, into separate classes, if and in the manner prescribed in the Trust's Declaration of Trust. In the event that the Board of Trustees amends these Bylaws to decrease the number of Trustees, the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. Trustees need not be shareholders of the Trust.

            Section 16. INTERESTED TRUSTEE TRANSACTIONS. Section 2-419 of the Maryland General Corporation Law (the "MGCL") shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

            Section 17. TRUSTEE DESIGNATIONS. "Continuing Trustee" means
(A) each of the following Trustees who were members of the Board of Trustees on October 1, 1998, when the Board of Trustees acted to approve this amendment and restatement of these Bylaws: Andrew L. Farkas, James A. Aston, Frank M. Garrison, Warren M. Eckstein and Bryan L. Herrmann; and (B) each successor Trustee to each of the foregoing, provided that such successor is approved by a majority of the other Continuing Trustees. "AIMCO-nominated Trustee" means (A) each Trustee elected to the Board of Trustees on October 1, 1998 pursuant to the Merger Agreement; and (B) each successor Trustee to each of the foregoing, provided that such successor is approved by a majority of the other AIMCO-nominated Trustees.

            Section 18. AGREED RESIGNATIONS. On and after the Reshuffling Date, the Continuing Trustees shall be entitled, acting by a majority, to accept sufficient number of the resignations theretofore submitted by the AIMCO-nominated Trustees in accordance with the last sentence of Section 9 of this Article III, and to fill the vacancies created thereby with their own nominees, in order that the Continuing Trustees shall thereafter constitute a majority of the Board of Trustees. After the second annual meeting of shareholders of the Trust occurring after the Reshuffling Date, that privilege shall terminate. Thereafter, the Continuing Trustees shall be entitled to approve and nominate individuals to stand for election to the Board of Trustees to occupy seats previously held by Continuing Trustees and to occupy one less than a majority of the Board of Trustees, but such nominees must be reasonably acceptable to the Trust, it being understood that any Continuing Trustee choosing to continue to serve as a Trustee shall be acceptable.


                             ARTICLE IV

                             COMMITTEES

            Section 1. NUMBER, TENURE AND QUALIFICATIONS; VACANCIES. The Board of Trustees may appoint from among its members an Executive Committee and other committees comprised of two or more Trustees.

            Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.

            Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.

            Section 2. POWERS. The Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Trustees, except as prohibited by law.

            Section 3. MEETINGS. One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee.

            Each committee shall keep minutes of its proceedings and shall report the same to the Board of Trustees at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

            Section 4. TELEPHONE MEETINGS. Members of a committee of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting are able, at all times, to hear one another. Participation in a meeting by these means shall constitute presence in person at the meeting.

            Section 5. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by all members of the committee and such written consent is filed with the minutes of proceedings of such committee.

            Section 6.  STANDING COMMITTEES.

            (a) EXECUTIVE COMMITTEE. Until January 1, 2002, the Board of Trustees shall appoint and maintain an Executive Committee comprising of the Trustees designated in the Merger Agreement, each of whose successors on the Executive Committee shall be appointed only with the approval of a majority of the AIMCO-nominated Trustees. Subject to the limitations set forth in Section 2.8 of the Declaration of Trust, the Executive Committee shall be authorized to act with respect to all matters relating to the general management of the Trust except for such matters as are specifically referred to other committees appointed pursuant to these Bylaws.

            (b) AIMCO COMMITTEE. Until January 1, 2002, the Board of Trustees shall appoint and maintain an AIMCO Committee comprised of at least two of the AIMCO-nominated Trustees. The AIMCO Committee shall be authorized, empowered and directed to act on behalf of the Board of Trustees with respect to all matters and all actions required or desired to be taken by the Trust related to all (i) transactions between the Trust or its subsidiaries and AIMCO or its subsidiaries other than those described in items (i), (ii) and (vi) of Article III, Section 6(c) of these Bylaws,
(ii) offers by AIMCO or its affiliates to purchase limited partnership interests in limited partnerships that are controlled by or affiliated with the Trust or controlled by Winthrop Financial Associates, (iii) public announcements and (iv) filings with governmental authorities.


                              ARTICLE V

                              OFFICERS

            Section 1. GENERAL PROVISIONS. The officers of the Trust may consist of a Chairman of the Board, a Vice Chairman of the Board, one or more Chief Operating Officers, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries. In addition, the Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Trustees at the first meeting of the Trustees held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualified or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices (except President and Vice President or President and Secretary) may be held by the same person. In their discretion, the Trustees may leave unfilled any office except that of President and Secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

            Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed by the Trustees if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Trustees, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

            Section 3. VACANCIES. A vacancy in any office may be filled by the Trustees for the balance of the term.

            Section 4. CHIEF EXECUTIVE OFFICER. The Trustees may designate a chief executive officer from among the elected officers. The Chief Executive Officer shall have responsibility for implementation of the policies of the trust, as determined by the Trustees, and for the administration of the business affairs of the Trust. In the absence of both the Chairman and the Vice Chairman of the Board, the Chief Executive Officer shall preside over the meetings of the Trustees and of the shareholders at which he or she shall be present.

            Section 5. CHIEF OPERATING OFFICER. The Trustees may designate one or more Chief Operating Officers from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trustees.

            Section 6. CHIEF FINANCIAL OFFICER. The Trustees may designate a Chief Financial Officer from among the elected Officers. Said officer will have the responsibilities and duties as set forth by the Trustees or the Chief Executive Officer.

            Section 7. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside over the meetings of the Trustees and of the shareholders at which he or she shall be present and shall in general oversee all of the business and affairs of the Trust. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at such meetings at which he shall be present. The Chairman and the Vice Chairman of the Board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed. The Chairman of the Board and the Vice Chairman of the Board shall perform such other duties as may be assigned to him or her or them by the Trustees.

            Section 8. PRESIDENT. In the absence of the Chairman, the Vice Chairman of the Board and the Chief Executive Officer, the President shall preside over the meetings of the Trustees and of the shareholders at which he or she shall be present. In the absence of a designation of a Chief Executive Officer by the Trustees, the President shall be the Chief Executive Officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Trustees. The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Trustees from time to time.

            Section 9. VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Trustees. The Trustees may designate one or more Vice Presidents as Executive Vice President or as Vice President for particular areas of responsibility.

            Section 10. SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the shareholders, the Trustees and the committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or by the Trustees.

            Section 11. TREASURER. The Treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees.

            The Treasurer shall disburse the funds of the Trust as may be ordered by the Trustees, taking proper vouchers for such disbursements, and shall render to the president and Trustees, at the regular meetings of the Trustees or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Trust.

            If required by the Trustees, the Treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of the Treasurer's office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.

            Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the president or the Trustees. The Assistant Treasurers shall, if required by the Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Trustees.

            Section 13. SALARIES. The salaries of the officers shall be fixed from time to time by the Trustees and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.


                             ARTICLE VI

                CONTRACTS, LOANS, CHECKS AND DEPOSITS

            Section 1. CONTRACTS. The Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees.

            Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, agent or agents of the Trust in such manner as shall from time to time be determined by the Trustees.

            Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trustees may designate.


                             ARTICLE VII

                               SHARES

            Section 1. CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interests held by him or her in the Trust. Each certificate shall be signed by the Chief Executive Officer, the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

            Section 2. TRANSFERS. Certificates shall be treated as negotiable, and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. No transfers of shares of the Trust shall be made if (i) void ab initio pursuant to any provision of the Declaration of Trust or
(ii) the Board of Trustees, pursuant to any provision of the Declaration of Trust, shall have refused to permit the transfer of such shares. Permitted transfers of shares of the Trust shall be made on the share records of the Trust only upon the instruction of the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed share transfer power and the payment of all taxes thereon. Upon surrender to the Trust or the transfer agent of the Trust of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by any provision of the Declaration of Trust or by action of the Board of Trustees thereunder, it shall be the duty of the Trust to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

            Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the officer designated by the Trustees may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

            Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

            In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

            If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

            When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

            Section 5. STOCK LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

            Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.


                            ARTICLE VIII

                            DISTRIBUTIONS

            Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of the Trust may be authorized and declared by the Trustees, subject to the provisions of law and the Declaration of Trust. Dividends may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.

            Section 2. CONTINGENCIES. Before payment of any dividends, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Trustees shall determine to be in the best interest of the Trust, and the Trustees may modify or abolish any such reserve in the manner in which it was created.


                             ARTICLE IX

                                SEAL

            Section 1. SEAL. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

            Section 2. AFFIXING SEAL. Whenever the Trust is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.


                              ARTICLE X

              INDEMNIFICATION AND ADVANCE FOR EXPENSES

            (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Trust), by reason of the fact that he or she is or was a Trustee, officer, incorporator, employee, or agent of the Trust, or is or was serving at the request of the Trust as a director, officer, incorporator, employee, partner, trustee, member or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Trust to the fullest extent then permitted by Maryland law against expenses (including attorney's fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him or her in connection with such action, suit or proceeding. Neither the amendment nor repeal of this Article X, nor the adoption or amendment of any other provision of these Bylaws or the Declaration of Trust inconsistent with this Article X, shall apply to or affect in any respect the applicability of the indemnification provided for herein with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. Such right of indemnification shall continue as to a person who has ceased to be a Trustee, director, officer, incorporator, employee, partner, trustee, member or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person. The indemnification provided by this Article X shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted in these Bylaws, the Declaration of Trust, by any agreement, by vote of Shareholders, by resolution of disinterested Trustees, by provision of law, or otherwise. The Board of Trustees may take such actions as it may from time to time deem necessary or appropriate to carry out these indemnification provisions, and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by laws. Notwithstanding the foregoing, the Trust shall be required to indemnify a person in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Trustees.

            (b) The Trust shall advance any person who is eligible for reasonable expenses incurred by such person who is a party to a proceeding prior to the final disposition of the proceeding upon receipt by the Trust of (i) a written affirmation by such person of such person's good faith belief that the standard of conduct necessary for indemnification by the Trust as authorized in this Article X has been met and (ii) a written undertaking by or on behalf of such person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.


                             ARTICLE XI

                          WAIVER OF NOTICE

            Whenever any notice is required to be given pursuant to the Declaration of Trust or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                             ARTICLE XII

                         AMENDMENT OF BYLAWS

            The Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws; provided, however, that no amendment, alteration or repeal of any provision of these Bylaws will be made, and no other Bylaws will be made or adopted, without the approval of a majority of the Continuing Trustees (except for Article XIII, Section 2 which may be amended without approval of a majority of the Continuing Trustees); and provided further that any amendment to Article III, Section 6(b) shall require the affirmative vote of at least a majority of shareholders entitled to vote thereon.


                            ARTICLE XIII

                            MISCELLANEOUS

            Section 1. DECLARATION OF TRUST. All references to the Declaration of Trust shall include any amendments thereto.

            Section 2. EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE. The acquisition of shares of beneficial interest of the Trust by AIMCO occurring as a result of the merger of Insignia Financial Group, Inc., a Delaware corporation ("IFG"), with and into AIMCO, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of May 26, 1998, among IFG, AIMCO and the other parties named therein, shall be exempt from the provisions of Title 3, Subtitle 7 of the MGCL.

            Section 3. EXEMPTION FROM OWNERSHIP LIMIT. Pursuant to Section 6.12(b) of the Declaration of Trust, the Board of Trustees hereby does exempt AIMCO from the Ownership Limit.